UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2010

Center Financial Corporation

(Exact name of registrant as specified in its charter)

California	000-50050	52-2380548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3435 Wilshire Boulevard, Suite 700, Los Angeles, California 90010

(Address of principal executive offices)

(213) 251-2222

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On December 9, 2010, Center Financial Corporation, a California corporation (“Center Financial”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nara Bancorp, Inc., a Delaware corporation (“Nara Bancorp”). Subject to the terms and conditions of the Merger Agreement, Center Financial will merge with and into Nara Bancorp, with Nara Bancorp being the surviving corporation (the “Merger”). Concurrently with or as soon as reasonably practicable after the consummation of the Merger, Center Bank, a California-state chartered bank and a wholly owned subsidiary of Center Financial (“Center Bank”), will merge with and into Nara Bank, a California state-chartered bank and a wholly owned subsidiary of Nara (“Nara Bank”), with Nara Bank being the surviving bank (the “Bank Merger”), pursuant to a separate merger agreement between Center Bank and Nara Bank. The Merger and Bank Merger have been unanimously approved by the board of directors of each of Center Financial, Nara Bancorp, Center Bank and Nara Bank. At the effective time of the Merger (the “Effective Time”), the board of the surviving corporation will consist of 14 members, with Center Financial and Nara Bancorp each designating an equal number of directors to serve on such board.

At the Effective Time, each outstanding share of Center Financial common stock, other than any dissenting shares and any shares held by Center Financial or Nara Bancorp, will be converted into 0.7804 (the “Exchange Ratio”) shares of Nara common stock, with any fractional shares paid in cash.

Each issued and outstanding share of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of Center Financial (“Series A Preferred Stock”), held by the United States Department of the Treasury, will be converted at the Effective Time into a share of Nara preferred stock with substantially the same rights, powers, and preferences as the Series A Preferred Stock. The warrant issued to the United States Department of the Treasury in connection with the issuance of the Series A Preferred Stock will be converted automatically into a warrant to purchase Nara Bancorp common stock, subject to adjustments to the exercise price and number of shares issuable upon exercise of such warrant based on the Exchange Ratio. At the Effective Time, Nara Bancorp will also assume the obligations of Center Financial with respect to its issued and outstanding junior subordinated debt securities.

Unless otherwise agreed by Center Financial after the date of the Agreement, at the Effective Time, (i) each outstanding option to acquire shares of Center Financial common stock will be assumed by Nara Bancorp and be converted into a right to acquire shares of Nara Bancorp common stock, subject to adjustments to the exercise price and number of shares issuable upon exercise of such option based on the Exchange Ratio; and (ii) each restricted share of Center Financial common stock will be assumed by Nara Bancorp at the Effective Time and be converted into restricted shares of Nara Bancorp common stock, as adjusted by the Exchange Ratio.

The Merger Agreement contains representations and warranties customary for transactions of this type. In addition, each party has agreed to various customary covenants and agreements, including, among others, (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in certain kinds of transactions during this period, (iii) to convene and hold a meeting of its stockholders to consider and vote upon the Merger, notwithstanding any acquisition proposal or intervening material event arising after signing, (iv) to recommend approval of the Merger to its stockholders and, subject to certain exceptions, not make any changes to such recommendation, (v) not solicit, initiate, or knowingly encourage any alternative proposal to acquire Center Financial or Nara Bancorp; and (vi) subject to certain exceptions, not to provide any non-public information in connection with any such proposal, or engage in any discussions or negotiations regarding or any such proposal.

The consummation of the Merger is subject to customary conditions, including receipt of regulatory approvals, receipt of the requisite approval of the shareholders of Center Financial and Nara Bancorp, the absence of any law or order prohibiting the closing, and effectiveness of the registration statement to be filed by Nara Bancorp with respect to the stock to be issued in the Merger. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including the accuracy of the representations and warranties of the other party and compliance of the other party with its covenants in all material respects.

The Merger Agreement contains customary termination rights for Center Financial and Nara Bancorp, including the right to terminate if the other party suffers a material adverse effect after the date of the Agreement. In addition, each party is entitled to a termination fee in the amount of $10,000,000 if the Merger Agreement is terminated as a result of, among other circumstances, the other party’s entry into an alternative acquisition proposal within 18 months after the date of termination or any failure by the other party to hold a shareholder meeting, recommend approval of the Merger to its shareholders or abide by its covenants not to solicit or engage in any alternative proposal, in each case, in accordance with the terms of the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Center Financial, Nara Bancorp or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Center Financial, Nara Bancorp or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Center Financial.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements regarding the proposed transaction between Center Financial and Nara Bancorp, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of Nara Bancorp and Center Financial. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of Nara Bancorp and Center Financial and the combined corporation, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approval, the approval of the shareholders of Center Financial and Nara Bancorp, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating Center Financial and Nara Bancorp and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the combined Corporation will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the combined Corporation’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the combined Corporation’s business and operating results. For a more complete list and description of such risks and uncertainties, refer to Center Financial’s Form 10-K for the year ended December 31, 2009, as amended, Nara Bancorp’s Form 10-K for the year ended December 31, 2009, as amended, as well as other filings made by Center Financial and Nara Bancorp with the Securities and Exchange Commission (the “SEC”). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Center Financial disclaim any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, Nara Bancorp will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement/Prospectus of Center Financial and Nara Bancorp, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Center Financial and Nara Bancorp at the SEC’s Internet site (www.sec.gov). You will also be able to obtain these documents, free of charge, from Center Financial at www.centerbank.com under the tab “Investor Relations” and then under the heading “SEC Filings” and from Nara Bancorp at www.narabank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in Solicitation

Center Financial, Nara Bancorp and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Center Financial’s participants is set forth in the proxy statement, dated April 30, 2010, for Center Financial’s 2010 annual meeting of stockholders as filed with the SEC on Schedule 14A. Information concerning Nara Bancorp’s participants is set forth in the proxy statement, dated May 24, 2010, for Nara Bancorp’s 2010 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of Center Financial and Nara Bancorp in the solicitation of proxies in respect of the merger will be included in the registration statement and joint proxy statement/prospectus to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated December 9, 2010, by and between Center Financial Corporation and Nara Bancorp

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER FINANCIAL CORPORATION,
a California corporation

Date: December 10, 2010	By:	/s/ Jae Whan Yoo
Jae Whan Yoo
President and Chief Executive Officer